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            Earnings Release for the Quarter ended September 30, 2006

                   NDS GROUP PLC REPORTS FIRST QUARTER RESULTS

HIGHLIGHTS:

o Revenues for first quarter up 14% to $164 million
o Operating income for first quarter up 25% to $45 million
o 66.6 million active digital TV smart cards
o 44.7 million cumulative set-top boxes activated with NDS middleware
o 4.2 million cumulative DVR deployments
o New business wins in Europe, Asia and the United States


NEW YORK and LONDON - October 31, 2006: NDS Group plc ("NDS" or the "Company") (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, and which supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers, announced today its results for the quarter ended September 30, 2006.

Commenting on NDS's performance, Dr. Abe Peled, Chairman and Chief Executive Officer of NDS, said: "NDS has enjoyed a strong quarter, and has introduced a number of new products that expand our range of solutions and position us to participate in the new markets for secure content distribution that are emerging as a result of the rapid expansion of broadband band-width and penetration."



KEY FINANCIAL MEASURES
                                                      Three month period ended
                                                             September 30,
                                                     --------------------------
                                                         2006           2005
                                                     -----------    -----------
Revenue (in thousands)                               $   164,162    $   144,495

Operating income (in thousands)                      $    44,590    $    35,735

Operating margin                                            27.2%          24.7%

Net Income (in thousands)                            $    35,088    $    27,105

Diluted net income per share                         $      0.61    $      0.47
                                                     -----------    -----------


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KEY NON-FINANCIAL MEASURES
                                                       Three month period ended
                                                              September 30,
                                                       -------------------------
                                                           2006          2005
                                                       -----------   -----------
Smart card deliveries (in millions)
Quantity delivered in period                                   6.7           5.5
                                                       -----------   -----------
Authorized cards (in millions)
Net additions                                                  1.6           1.8
At end of period                                              66.6          58.5
                                                       -----------   -----------
Middleware deployments (in millions)
Set-top boxes deployed in period                               3.1           6.3
Cumulative set-top boxes, end of period                       44.7          26.7
                                                       -----------   -----------
DVR deployments (in millions)
Set-top boxes in period                                        0.7           0.3
Cumulative set-top boxes, end of period                        4.2           1.7
                                                       -----------   -----------
Employees
Full-time equivalents, end of period                         3,089         2,640
                                                       -----------   -----------


STRATEGIC DEVELOPMENTS

o Tata-Sky launched its DTH pay television service in India using NDS conditional access, broadcast management and middleware technology.

o Canal Digital, a distributor of digital TV channels and services and applications to the Nordic market, agreed to integrate NDS's MediaHighway middleware into set-top boxes for deployment across Sweden, Denmark, Norway and Finland.

o Get, the Norwegian cable TV and broadband company, selected NDS technology to support its digital cable TV platform. NDS will provide Get with conditional access, middleware, DVR and EPG solutions.

o SES AMERICOM, a satellite operator and services provider in North America, has agreed to distribute NDS's Synamedia Metro IPTV middleware solution to the North American telecommunications market.

o Romtelecom, the leading telecommunications company in Romania, is to deploy a full end-to-end system, including NDS conditional access, middleware and EPG, on a new DTH satellite TV platform.



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o     NDS has added new digital rights management capabilities to its NDS
      VideoGuard solution, enabling pay-TV operators to securely provide content across any platform to any type of device. The solution has been designed to address today's consumer viewing habits, with a focus on ensuring that subscribers can access their desired content when they want to watch it over whatever network and device they choose to watch it on. The additional components of VideoGuard include a unified conditional access and digital rights' management head end, a security agent that is integrated within consumer electronics devices and a secure media player integrated into PCs. The solution also includes a VideoGuard Key, a portable storage device containing robust hardware-based conditional access that enables consumers to securely view and transfer content between a range of devices, including PCs, mobile devices and set-top boxes.

o NDS has also launched XTend, a new solution that enables content stored on the subscriber's PC to be transferred seamlessly to the set-top box over a home network and viewed on the TV.

o NDS has extended its capabilities in games technologies through the acquisition of Interactive Television Entertainment ApS, a company based in Copenhagen, Denmark.


FINANCIAL REVIEW

Revenue for the first quarter of fiscal 2007 was $164.2 million, an increase of 14% compared to the corresponding period of the previous fiscal year. Conditional access revenue increased by 12% from the corresponding period in the previous fiscal year, due to higher smart card sales and higher security fees, resulting from an increase in the number of authorized cards using NDS technologies to 66.6 million at September 30, 2006 from 58.5 million at September 30, 2005. Revenue from integration, development and support increased by 33% from the corresponding period in the previous fiscal year to $18.4 million, due primarily to the recognition in the current period of revenue realized on the launch of the Tata-Sky satellite pay-TV platform in India. License fees and royalties declined by 1% from the corresponding period in the previous fiscal year. This was a consequence of the high revenues recognized in the corresponding period in the previous financial year from initial download of NDS middleware to DIRECTV set-top boxes in the United States. Offsetting this decrease in part were license fees recognized on the launch of Tata-Sky. A 32% increase in revenue from new technologies from the corresponding period in the previous fiscal year was due to higher income from DVR technologies.

Cost of goods and services sold increased by 4% in the three month period ended September 30, 2006 compared to the corresponding period of the previous fiscal year. This was primarily due to higher operations and support costs. Additionally, royalty expense increased due to changes in the mix of revenues from different types of applications, principally an increase in conditional access revenues. Gross margin as a percentage of revenues was 62.1% in the three month period ended September 30, 2006, compared to 58.6% in the corresponding period of the previous fiscal year.

Total operating expenses increased by 17% in the three month period ended September 30, 2006, compared to the corresponding period of the previous fiscal year. The expansion of the employee base has resulted in higher payroll and benefits, travel and facilities costs. Research and development expenses benefited from a $5.5 million grant from the French government as a consequence of being engaged in certain eligible research projects. In the corresponding period of the previous fiscal year, the Company received an equivalent grant of $5.3 million.

As a result of the factors outlined above, operating income was $44.6 million, or 27.2% of revenue, for the three month period ended September 30, 2006, compared to $35.7 million, or 24.7% of revenue, for the corresponding period of the previous fiscal year. The Company estimates that the weaker U.S. dollar has favorably impacted its operating income by approximately 2%, in the three month period ended September 30, 2006, compared to the corresponding period in the previous fiscal year.


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Interest income earned on cash deposits was $6.0 million in the three month period ended September 30, 2006, compared to $2.9 million in the corresponding period of the previous fiscal year. This increase was due to higher average cash balances and higher interest rates. The Company's effective tax rate was 30.7% for the three month period ended September 30, 2006, compared to 29.8% for the corresponding period in the previous fiscal year, due to higher foreign taxes.

As a consequence of all these factors, net income for the three month period ended September 30, 2006 was $35.1 million, or $0.62 per share ($0.61 per share on a diluted basis), compared to $27.1 million, or $0.49 per share ($0.47 per share on a diluted basis), for the corresponding period of the previous fiscal year.

Cash provided by operating activities was $8.3 million in the three month period ended September 30, 2006, compared to $10.8 million in the corresponding period of the previous fiscal year. Higher receipts from customers were more than offset by higher payments for the purchase of smart cards, higher payments for operating expenses and higher tax payments. As a result of $7.7 million in payments for capital items and business acquisitions and $0.6 million received from the exercise of employee stock options, cash and short-term investments was $506.6 million as of September 30, 2006.


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About NDS
NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television operators and content providers. See www.nds.com for more information about NDS.

Cautionary Statement Concerning Forward-looking Statements
This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not undertake any obligation to update any "forward-looking statements" to reflect subsequent events or circumstances.


Contact
NDS Group plc              Shared Value              Breakaway Communications US
Yael Fainaro (IR)          Noah Schwartz             Kelly Fitzgerald
Tel:  +44 208 476 8287     Tel: +44 207 321 5032     Tel:  +1-212-616-6006



CONFERENCE CALL
Dr. Abe Peled, Chairman and Chief Executive Officer and Alex Gersh, Chief Financial Officer, will host a conference call to discuss this announcement and answer questions at 9:00 am New York time (2:00 pm UK time) on Tuesday, October 31, 2006.

Dial-in
US Dial-in:                1-866-832-0717
UK Dial-in:                0800 073 8967
International Dial-in:     +44 1452 562 716

Replay (available for 7 days)
U.S. Toll Free Replay:     1-866-247-4222
U.K. Toll Free Replay:     0845 245 5205
International Replay:               +44 1452 550 000
Replay passcode:           8521439#

An audio replay will also be available on the NDS website www.nds.com from November 1, 2006.


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                                  NDS Group plc
                 Unaudited Consolidated Statements of Operations

                                                     For the three months ended
                                                            September 30,
                                                     --------------------------
    (in thousands, except per-share amounts)            2006           2005
                                                     -----------    -----------
Revenue:
  Conditional access                                 $    92,847    $    83,145
  Integration, development & support                      18,412         13,834
  License fees & royalties                                24,350         24,566
  New technologies                                        27,499         20,859
  Other                                                    1,054          2,091
                                                     -----------    -----------
Total revenue                                            164,162        144,495
                                                     -----------    -----------
Cost of goods and services sold:
  Smart card costs                                       (20,819)       (21,625)
  Operations & support                                   (36,931)       (33,679)
  Royalties                                               (3,514)        (2,897)
  Other                                                     (971)        (1,622)
                                                     -----------    -----------
Total cost of goods and services sold                    (62,235)       (59,823)
                                                     -----------    -----------
Gross margin                                             101,927         84,672
                                                     -----------    -----------
Operating expenses:
  Research & development                                 (34,666)       (30,104)
  Sales & marketing                                       (7,977)        (7,271)
  General & administration                               (11,611)        (8,577)
  Amortization of other intangibles                       (2,417)        (2,338)
  Other                                                     (666)          (647)
                                                     -----------    -----------
Total operating expenses                                 (57,337)       (48,937)
                                                     -----------    -----------
Operating income                                          44,590         35,735

Other income:
  Interest, net                                            6,012          2,876
                                                     -----------    -----------
Income before income tax expense                          50,602         38,611

Income tax expense                                       (15,514)       (11,506)
                                                     -----------    -----------
Net income                                           $    35,088    $    27,105
                                                     ===========    ===========
Net income per share:
Basic net income per share                           $      0.62    $      0.49
Diluted net income per share                         $      0.61    $      0.47
                                                     ===========    ===========


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                                  NDS Group plc
                           Consolidated Balance Sheets

                                                            As of           As of
                                                        September 30,     June 30,
    (in thousands, except share amounts)                    2006            2006
                                                         (Unaudited)     (Audited)
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents                              $   219,848    $   320,636
  Short-term investments                                     286,753        184,401
  Accounts receivable, net                                   110,640         97,716
  Accrued income                                              45,750         37,050
  Income tax receivable                                        1,073          1,411
  Inventories, net                                            46,318         39,340
  Prepaid expenses                                            17,805         17,031
  Other current assets                                         3,725          3,650
                                                         -----------    -----------
Total current assets                                         731,912        701,235

Property, plant & equipment, net                              46,073         46,239
Goodwill                                                      67,435         66,917
Other intangibles, net                                        44,022         43,299
Deferred tax assets                                            7,971          7,506
Other receivables                                             13,450          6,681
Other non-current assets                                      26,219         25,244
                                                         -----------    -----------
Total assets                                             $   937,082    $   897,121
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $    23,486    $    26,966
  Deferred income                                             47,400         45,492
  Accrued payroll costs                                       19,383         26,647
  Accrued expenses                                            26,157         26,245
  Income tax liabilities                                      23,774         19,039
  Other current liabilities                                   14,480         16,762
                                                         -----------    -----------
Total current liabilities                                    154,680        161,151

Accrued expenses                                              35,061         33,747
Deferred income                                              141,248        134,529
                                                         -----------    -----------
Total liabilities                                            330,989        329,427
                                                         -----------    -----------
Shareholders' equity:
  Series A ordinary shares, par value $0.01 per share:
    14,905,323 and 14,873,262 shares outstanding as of
    September 30, and June 30, 2006, respectively                149            148
  Series B ordinary shares, par value $0.01 per share:
    42,001,000 shares outstanding                                420            420
  Deferred shares, par value (pound)1 per share:
    42,000,002 shares outstanding                             64,103         64,103
  Additional paid-in capital                                 537,615        534,668
  Accumulated deficit                                        (44,533)       (79,621)
  Other comprehensive income                                  48,339         47,976
                                                         -----------    -----------
Total shareholders' equity                                   606,093        567,694
                                                         -----------    -----------
Total liabilities and shareholders' equity               $   937,082    $   897,121
                                                         ===========    ===========



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                                  NDS Group plc
                 Unaudited Consolidated Statements of Cash Flows

                                                       For the three months ended
                                                              September 30,
                                                       --------------------------
    (in thousands)                                        2006           2005
                                                       -----------    -----------
Operating activities:
Net income                                             $    35,088    $    27,105

Adjustments to reconcile net income to
  net cash provided by operating activities:
    Depreciation                                             4,376          3,837
    Amortization of other intangibles                        2,417          2,338
    Stock option-based compensation                          2,315            977
    Other compensation cost                                    176             --
    Change in operating assets and liabilities,
      net of acquisitions:
        Inventories                                         (6,978)         2,455
        Receivables and other assets                       (29,538)       (31,498)
        Deferred income                                      8,627          5,673
        Accounts payable and other liabilities              (8,205)           (45)
                                                       -----------    -----------
Net cash provided by operating activities                    8,278         10,842
                                                       -----------    -----------
Investing activities:
Capital expenditure                                         (4,077)        (9,049)
Proceeds from sale of property, plant and equipment             27            292
Short-term investments                                    (102,352)            --
Business acquisitions, net of cash acquired                 (3,634)        (2,922)
                                                       -----------    -----------
Net cash used in investing activities                     (110,036)       (11,679)
                                                       -----------    -----------
Financing activities:
Issuance of shares                                             634          2,797
                                                       -----------    -----------

Net (decrease) increase in cash and cash equivalents      (101,124)         1,960

Cash and cash equivalents, beginning of period             320,636        339,791
Exchange movements                                             336            274
                                                       -----------    -----------
Cash and cash equivalents, end of period               $   219,848    $   342,025
                                                       ===========    ===========


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